UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of NeoPhotonics Corporation (the “Company”), held on June 11, 2013, the Company’s stockholders voted on and approved an amendment to the Company’s 2010 Equity Incentive Plan (the “Plan”). The amendment increased the aggregate number of shares of common stock authorized for issuance under the Plan by 1,500,000. A summary of the Plan and the approved amendment is set forth in the Company’s proxy statement in connection with the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2013. That summary and the foregoing description of the amendment are qualified in their entirety by reference to the text of the Plan, which will be filed as an exhibit to the to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting was held on June 11, 2013. Proxies for the meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting, 26,703,904 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Allan Kwan and Lee Sen Ting were re-elected as Class III directors to hold office until the 2016 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Allan Kwan	20,202,688	1,652,207	4,849,009
Lee Sen Ting	21,378,860	476,035	4,849,009

Proposal 2:

The approval of the amendment to the Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,500,000 shares was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
16,026,979	4,652,157	1,175,759	4,849,009

Proposal 3:

The selection by the audit committee of the Company’s board of directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the following vote:

For	Against	Abstain
26,498,415	174,749	30,740

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Senior Vice President and Chief Financial Officer